EXHIBIT 99

[LOGO OMITTED]

News Release

FOR IMMEDIATE RELEASE

Contact:	Derma Sciences, Inc.	Cameron Associates
	Edward J. Quilty	Lester Rosenkrantz, Investor Relations
	President & CEO	lester@cameronassoc.com
	equilty@dermasciences.com	212-245-8800 x212
609-514-4744

DERMA SCIENCES ANNOUNCES THIRD QUARTER 2003 RESULTS

PRINCETON, NJ, November 13, 2003 — Derma Sciences, Inc. (OTC Bulletin Board: DSCI.OB), a manufacturer and full line supplier of wound and skin care products, today reported financial results for its third quarter and nine months ended September 30, 2003.

Net sales for the third quarter of 2003 increased 33%, or $1.0 million, to $4.2 million compared to $3.2 million in the third quarter of 2002.

Net sales for the first nine months of 2003 increased $5.7 million, or 77%, to $13.1 million from $7.4 million in 2002. The sales increase for the first nine months of 2003 was driven primarily by the acquisition of Dumex Medical (Dumex) in August 2002.

Gross profit decreased 1% to $1,400,458 from $1,414,326 for the quarter and increased 23% to $4,613,997 from $3,754,909 in the first nine months of 2002. Overall gross margin percent for the third quarter of 2003 decreased to 33% versus 45% for the same period in 2002. The decline in gross profit was due to the change in the Company’s product mix with the inclusion of a greater percentage of total sales of the lower margin Dumex wound care products.

Net loss for the third quarter was $95,737 or ($0.01) per basic and diluted common share compared to net income of $187,448, or $0.04 per basic common share and $0.03 per diluted common share in the third quarter of 2002. For the first nine months of the year, the net loss was $6,300, or $0.00 per basic and diluted common share, compared to net income of $260,050, or $0.07 per basic and $0.04 per diluted common share, in 2002.

The Company’s consolidated balance sheet continues to strengthen with a current ratio of 2.7:1, $1,114,880 of cash and cash equivalents and working capital of approximately $4.6 million as of September 30, 2003.

Edward J. Quilty, President and CEO of Derma Sciences commented, “We continue to make measured progress quarter over quarter, but realize there still is considerable work to be accomplished to drive profitability to a level consistent with our potential. We believe that our operation is leaner, more efficient and has the necessary talent in place to implement a number of new sales programs designed to increase share in our target markets. In addition, we believe the new contracts we have recently secured, together with the launch of new products, position us well to achieve our goals as we complete this year and move into 2004.”

About Derma Sciences, Inc.

Derma Sciences, Inc. provides a full range of skin care, wound management and specialty securement devices that are used primarily in the professional markets, specifically hospitals, nursing homes and home care settings. For more information about Derma Sciences, Inc., visit its home page on the Internet at http://www.dermasciences.com.

Statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements which may be made in this release or which are otherwise made by or on behalf of the Company. Factors which may affect the Company’s results include, but are not limited to, product demand, market acceptance, impact of competitive products and prices, product development, completion of an acquisition, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks. Additional factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include but are not limited to, those discussed in the Company’s filings with the Securities and Exchange Commission.

TABLE FOLLOWS

DERMA SCIENCES, INCCONSOLIDATED
STATEMENTS OF OPERATIONS

(Unaudited)

--------------------------------------------------------------------------------------------- -----------------------
                                                                      Three months ended           Nine months ended
--------------------------------------------------------------------------------------------- -----------------------
                                                                         September 30,               September 30,
------------------------------------------------------------------------------------------- -------------------------
                                                                       2003        2002        2003           2002
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Net Sales                                                            $4,212,619  $3,159,598  $13,065,047  $7,402,262
-------------------------------------------------------------------- ----------- ----------- ------------ -----------

-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Cost of Sales                                                         2,812,161   1,745,272    8,451,050   3,647,353
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Gross Profit                                                          1,400,458   1,414,326    4,613,997   3,754,909
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Operating Expenses                                                    1,469,362   1,168,931    4,470,354   3,226,144
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Interest Expense, net                                                    44,750      35,448      215,236     166,585
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Other (income) expense, net                                            (17,917)      22,459     (65,293)     102,130
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Total Expenses                                                        1,496,195   1,226,878    4,620,297   3,494,859
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
(Loss) Income before provision for income taxes                        (95,737)     187,448                  260,050
                                                                                                 (6,300)
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Provision for income taxes                                                -            -           -            -
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Net (Loss) Income                                                     $(95,737)    $187,448     $(6,300)    $260,050
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
(Loss) income per common share - basic                                  $(0.01)       $0.04        $0.00       $0.07
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
(Loss) income per common share - diluted                                $(0.01)       $0.03        $0.00       $0.04
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Shares used in computing (loss) income per common share - basic       7,338,682   4,331,276    5,656,822   3,736,405
-------------------------------------------------------------------- ----------- ----------- ------------ -----------
Shares used in computing (loss) income per common share - diluted     7,338,682   7,043,889    5,656,822   6,890,805
-------------------------------------------------------------------- ----------- ----------- ------------ -----------

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